UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

April 21, 2022

Date of Report (Date of earliest event reported)

INDUS REALTY TRUST, INC.

(Exact name of registrant as specified in charter)

Maryland	06-0868496
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

(Commission File Number)	1-12879

641 Lexington Avenue, New York, New York	10022
(Address of principal executive offices)	(Zip Code)

Registrant’s Telephone Number, including Area Code	(212) 218-7910

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered or to be registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value per share	INDT	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

The information set forth in Item 2.03 below is incorporated by reference into this Item 1.01.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement

On April 21, 2022, INDUS Realty Trust, Inc. (the “Company”), as parent guarantor, INDUS RT, LP (the “Operating Partnership”), as borrower, certain subsidiaries of INDUS RT, LP as guarantors, together with JPMorgan Chase Bank, N.A. (“JPMorgan”) as Administrative Agent, Joint Lead Arranger and Joint Bookrunner, CITIBANK, N.A. as Joint Lead Arranger, Joint Bookrunner and Syndication Agent and the other parties thereto entered into an Amended and Restated Credit Agreement (the “Credit Agreement”) for a $250 million secured credit facility (the “New Credit Facility”), amending and restating the $100 million credit facility executed on August 5, 2021 (the “Existing Credit Facility”).

The Credit Agreement was amended and restated to provide for, among other things: (1) the addition of a delayed draw term loan facility (the “DDTL Facility”) in an amount up to $150 million, pursuant to which up to three separate draws may be made prior to April 21, 2023 (the first two of which must each be in a minimum amount of $25 million), and (2) the transition from London Interbank Offered Rate (“LIBOR”) to the Secured Overnight Financing Rate (“SOFR”) for floating rate borrowings for all purposes under the Credit Agreement.  The DDTL Facility will mature on April 21, 2027. The New Credit Facility continues to include a $100 million revolving credit facility (the “Revolving Credit Facility”), however, the maturity of the Revolving Credit Facility has been extended to April 21, 2025, with options to extend consistent with the Existing Credit Facility. The New Credit Facility also increases the uncommitted incremental facility, which, as amended, would enable the Company to increase the New Credit Facility by up to $250 million in the aggregate.

Borrowings under the New Credit Facility will continue to bear interest subject to a pricing grid based on the Company’s total leverage.  Based on the Company’s current leverage, the initial annual interest rates under the New Credit Facility would be (i) SOFR plus 1.20% for revolving borrowings (the same applicable margin as under the Existing Credit Facility), and (ii) SOFR plus 1.15% for term borrowings (compared with LIBOR plus 1.20% under the Existing Credit Facility).

The financial covenants under the New Credit Facility are consistent with those under the Existing Credit Facility, except that the Company must now maintain a minimum borrowing base of: (a) $75 million through December 30, 2022 (compared with $30 million under the Existing Credit Facility), (b) $125 million from December 31, 2022 through December 30, 2023 (compared with $50 million under the Existing Credit Facility), and (c) $250 million on and after December 31, 2023 (compared with $100 million under the Existing Credit Facility).

The foregoing description of the Credit Agreement is subject to and qualified in its entirety by reference to the full text of the Credit Agreement, a copy of which is filed herewith as Exhibit 10.1 and is incorporated herein by reference.

Item 7.01.	Regulation FD Disclosure

A copy of the Company’s April 25, 2022 press release announcing the New Credit Facility is attached hereto as Exhibit 99.1.

The information contained and referenced in this Item 7.01, including the press release attached as Exhibit 99.1, is being “furnished” and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of Section 18 of the Exchange Act, nor shall it be deemed incorporated by reference into any registration statement or other filing pursuant to the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act, except as otherwise expressly stated in any such filing.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

10.1

Amended and Restated Credit Agreement dated as of April 21, 2022, among INDUS RT, LP, as Borrower, JPMorgan Chase Bank, N.A., as Administrative Agent, Joint Lead Arranger and Joint Bookrunner, Citibank, N.A., as Joint Lead Arranger, Joint Bookrunner and Syndication Agent, and the Lenders Party Hereto

99.1*	Registrant’s Press Release dated April 25, 2022 (attached hereto)
104	Cover Page Interactive Data File (the cover page XBRL tags are embedded within the inline XBRL document)

*Shall be deemed to be furnished, and not filed

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INDUS REALTY TRUST, INC.

	By:	/s/ Jon W. Clark
Jon W. Clark
Date: April 25, 2022		Executive Vice President and Chief Financial Officer